Exhibit 17.1

                           Resignation of a Director
                           -------------------------

TO: ICBS International Corporation
And the Directors Thereof

I, George Tsoukas, hereby resign as a director And/Or officer of ICBS International Corporation, a Florida Corporation, having its principal place of business at 205 Church Street, New Haven, CT., effective immediately.

Dated effective the 3rd, day of February 2005

/s/ George Tsoukas
-------------------
George Tsoukas

Witnessed By

-------------------
Antonella Petrolito
Attorney


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                          RESIGNATION OF GEORGE TSOUKAS

     I George Tsoukas, hereby resign as Director of ICBS International Corp., a corporation organized under the laws of the State of Florida.


/s/ George Tsoukas                                   February 11, 2005
---------------------------------
George Tsoukas

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